EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Innovative Card Technologies, Inc. on Amendment No. 5 of Form SB-2 (No. 333-119814) of our report, dated February 14, 2005, which includes an emphasis paragraph relating to the Company's ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


                                      /s/ SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                                      ------------------------------------------
                                      SINGER LEWAK GREENBAUM & GOLDSTEIN LLP
                                      Los Angeles, California
                                      April 21, 2005